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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the constituting part of this Registration Statement on Amendment No. 1 to form 10-SB of our report dated May 28, 1996, relating to the financial statements of Forte Computer Easy, Inc. We also consent to the reference to us under the heading "Experts" in such document.

/s/ Semple & Cooper, P.L.C.
Semple & Cooper, P.L.C.

Phoenix, Arizona
November 22, 1996